Exhibit 10.1

                              CONSULTING AGREEMENT

      This Consulting Agreement dated November 24, 2004 ("Agreement") is by and between, ENVIRONMENTAL REMEDIATION HOLDING CORPORATION d/b/a CHROME ENERGY CORPORATION, a Colorado corporation ("Company") and THOMAS C. PRITCHARD, an individual ("Consultant").

                              W I T N E S S E T H:

      WHEREAS, Consultant desires to provide certain consulting services to the Company; and

      WHEREAS, the Company and Consultant desire to set forth in writing the terms and conditions of their agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

      1. Engagement.  Subject to the terms and provisions of this Agreement, the
Company  hereby  affirms  the  engagement  of  Consultant,   as  an  independent
contractor, to provide general legal services.

      2. Compensation. For legal services performed by Consultant for the Company, the Company will issue to Consultant 150,000 shares of common stock of the Company pursuant to a S-8 Registration Statement, which shares are valued at $60,000 based upon the average of the high and low prices for a share of Company common stock on November 17, 2004, or $0.40, as reported on the OTC Bulletin Board.

      3. Status Reports. At the Company's written request, Consultant shall prepare and submit to the Company a written status report describing the status of any sales of the Company Common Stock sold hereby.

      4. Term. The term of this Agreement shall commence on the date herein and shall continue in full force and effect for a period of six months.

      5. Miscellaneous.

            (a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned or transferred by either party, nor shall any interest herein be assigned, transferred, pledged or hypothecated by either party without the prior written consent of the other party.


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            (b) Applicable  Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

            (c)  Entire  Agreement,   Amendments  and  Waivers.  This  Agreement
      constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                             ENVIRONMENTAL REMEDIATION HOLDING
                                             CORPORATION

                                             By: /s/ ALI MEMON
                                                 -------------------------------


                                             CONSULTANT

                                             By: /s/ THOMAS C. PRITCHARD
                                                 -------------------------------
                                                 Thomas C. Pritchard